UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2013

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 30, 2013, Raymond Low, the Chief Financial Officer and Corporate Secretary of AXT, Inc. (the “Company”) tendered his resignation from the Company effective as of October 14, 2013.

(e)

In connection with Mr. Low’s resignation, the Company intends to enter into a consulting arrangement with Mr. Low, pursuant to which Mr. Low will provide certain transition services to the Company and execute a release in favor of the Company in exchange for a cash payment of $25,000.

Item 7.01.  Regulation FD Disclosure.

On October 4, 2013, the Company issued a press release announcing Mr. Low’s resignation.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by AXT, Inc. dated October 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

	By:	/s/Morris Young
Morris Young
Chief Executive Officer

Date: October 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by AXT, Inc. dated October 4, 2013